Exhibit 10.2

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of August 17, 2018, by and between Select Interior Concepts, Inc., a Delaware corporation (the “Company”), and Kendall R. Hoyd (the “Executive”). The above parties are referred to together herein as the “Parties,” and individually as a “Party.”

RECITALS

A.    The Company and the Executive are parties to that certain Employment Agreement dated as of November 22, 2017 (the “Employment Agreement”), pursuant to which the Company agreed to employ the Executive, and the Executive agreed to accept employment with the Company, on the terms and subject to the conditions set forth therein.

B.    The Parties desire to amend the Employment Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Party hereby agrees as follows:

A.    Defined Terms and Recitals. Except as otherwise defined herein, all capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Employment Agreement. The Parties hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Amendment.

B.    Modifications to Purchase Agreement. The Parties agree that from and after the date of this Amendment, the Employment Agreement shall be modified as follows:

1.    The reference to “Chief Financial Officer” in the first sentence of Section 1(a) of the Employment Agreement is changed to “President—RDS”.

2.    The following is added after the first sentence of Section 2(b) of the Employment Agreement:

“During the Employment Period, the Annual Bonus shall be reviewed at least annually for possible increase (but not decrease) in the Company’s sole discretion, as determined by the Compensation Committee.”

3.    The reference to “subsection (h)” in Section 2(d)(iii) of the Employment Agreement is changed to “subsection (g)”.

4.    The reference to “Sections 4(a) or (b)” in Section 5(a) of the Employment Agreement is changed to “Section 3(a) or Section 3(b)”.

C.    No Further Modification. Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect. In the event of any inconsistency between the provisions of the Employment Agreement and this Amendment, the terms of this Amendment shall control.

D.    Governing Law. This Amendment shall be governed by and construed under and in accordance with the laws of the State of California.

E.    Counterparts and Facsimile. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The Parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile or email in PDF format and agree and intend that a signature by either facsimile machine or email in PDF format shall bind the Party so signing with the same effect as though the signature were an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer

EXECUTIVE:

/s/ Kendall R. Hoyd
Kendall R. Hoyd

Signature Page to the Amendment to Employment Agreement